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                             ARTICLES SUPPLEMENTARY
                                       OF
                           HARTFORD SERIES FUND, INC.

     Hartford Series Fund, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Maryland, does hereby certify to the State Department of Assessments and Taxation of Maryland:

FIRST: The Corporation currently has the authority to issue sixty-four billion, nine hundred million (64,900,000,000) shares of $0.001 par value common stock, having an aggregate par value of sixty four million, nine hundred thousand dollars ($64,900,000), as listed below:

                SERIES                                  CLASS IA  SHARES           CLASS IB SHARES
                ------                                  ----------------           ---------------
Hartford Advisers HLS Fund                                 8,500,000,000             1,000,000,000

Hartford Bond HLS Fund                                     4,400,000,000               600,000,000

Hartford Capital Appreciation HLS Fund                     4,250,000,000               750,000,000

Hartford Dividend and Growth HLS Fund                      3,500,000,000               500,000,000

Hartford Focus HLS Fund                                      600,000,000               200,000,000

Hartford Focus Growth HLS Fund                               600,000,000               200,000,000

Hartford Global Advisers HLS Fund                            800,000,000               200,000,000

Hartford Global Communications HLS Fund                      600,000,000               200,000,000

Hartford Global Financial Services HLS Fund                  600,000,000               200,000,000

Hartford Global Health HLS Fund                              600,000,000               200,000,000

Hartford Global Leaders HLS Fund                           3,000,000,000               200,000,000

Hartford Global Technology HLS Fund                          600,000,000               200,000,000

Hartford Growth HLS Fund                                     600,000,000               200,000,000

Hartford Growth and Income HLS Fund                        3,000,000,000               200,000,000

Hartford High Yield HLS Fund                               2,600,000,000               200,000,000

Hartford Index HLS Fund                                    3,500,000,000               500,000,000

Hartford International Capital Appreciation HLS Fund         600,000,000               200,000,000

Hartford International Opportunities
HLS Fund                                                   1,875,000,000               625,000,000

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
Hartford International Small Company HLS Fund                600,000,000               200,000,000

Hartford MidCap HLS Fund                                   1,800,000,000               600,000,000

Hartford MidCap Value HLS Fund                               800,000,000               400,000,000

Hartford Money Market HLS Fund                             6,000,000,000             1,000,000,000

Hartford Mortgage Securities HLS Fund                        900,000,000               300,000,000

Hartford Small Company HLS Fund                            1,125,000,000               375,000,000

Hartford Stock HLS Fund                                    2,400,000,000             1,000,000,000

Hartford Value HLS Fund                                      600,000,000               200,000,000

SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article IV of the Corporation's charter and in accordance with Sections 2-208 and 2-208.1 of the Maryland General Corporation Law, the Board of Directors has duly authorized an increase in the Corporation's authorized shares of $0.001 par value common stock to sixty-eight billion, five hundred twenty five million (68,525,000,000) shares, having an aggregate par value of sixty eight million, five hundred twenty five thousand dollars ($68,525,000), to accommodate the merger of five free-standing funds into four series of the Corporation and the creation of three new series of the Corporation, and the reclassification of such shares as set forth below:

                 SERIES                                  CLASS IA SHARES           CLASS IB SHARES
                 ------                                  ---------------           ---------------
Hartford Advisers HLS Fund                                 8,500,000,000             1,000,000,000

Hartford Bond HLS Fund                                     4,400,000,000               600,000,000

Hartford Capital Appreciation HLS Fund                     4,250,000,000               750,000,000

Hartford Dividend and Growth HLS Fund                      3,500,000,000               500,000,000

Hartford Focus HLS Fund                                      600,000,000               200,000,000

Hartford Focus Growth HLS Fund                               600,000,000               200,000,000

Hartford Global Advisers HLS Fund                            800,000,000               200,000,000

Hartford Global Communications HLS Fund                      600,000,000               200,000,000

Hartford Global Financial Services HLS Fund                  600,000,000               200,000,000

Hartford Global Health HLS Fund                              600,000,000               200,000,000

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
Hartford Global Leaders HLS Fund                           3,200,000,000               200,000,000

Hartford Global Technology HLS Fund                          600,000,000               200,000,000

Hartford Growth HLS Fund                                     600,000,000               200,000,000

Hartford Growth and Income HLS Fund                        3,300,000,000               200,000,000

Hartford High Yield HLS Fund                               2,600,000,000               200,000,000

Hartford Income HLS Fund                                     600,000,000               200,000,000

Hartford Index HLS Fund                                    3,500,000,000               500,000,000

Hartford International Capital Appreciation HLS Fund         600,000,000               200,000,000

Hartford International Opportunities HLS Fund              2,000,000,000               625,000,000

Hartford International Small Company HLS Fund                600,000,000               200,000,000

Hartford Inflation Plus HLS Fund                             600,000,000               200,000,000

Hartford MidCap HLS Fund                                   1,800,000,000               600,000,000

Hartford MidCap Value HLS Fund                               800,000,000               400,000,000

Hartford Money Market HLS Fund                             6,000,000,000             1,000,000,000

Hartford Mortgage Securities HLS Fund                        900,000,000               300,000,000

Hartford Short Duration HLS Fund                             600,000,000               200,000,000

Hartford Small Company HLS Fund                            1,125,000,000               375,000,000

Hartford Stock HLS Fund                                    3,000,000,000             1,000,000,000

Hartford Value HLS Fund                                      600,000,000               200,000,000

THIRD: Shares of the Corporation's Class IA and IB Common Stock shall have all of the rights, preferences and privileges as set forth in the Corporation's charter and as set forth in the Corporation's current prospectuses, statements of additional information and multiple class plan.

FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

FIFTH: The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

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SIXTH:    The Board of Directors of the Corporation has authorized the merger of five free-standing funds into four series of the Corporation and the creation of three new series of the Corporation.

     IN WITNESS WHEREOF, Hartford Series Fund, Inc. has caused these Articles Supplementary to be duly executed by Kevin J. Carr, its Vice President, and attested to by Daniel E. Burton, its Assistant Secretary, this 7th day of January 2003.

                                                      Hartford Series Fund, Inc.
Attest:

                                                By:   /s/ Kevin J. Carr
                                                      -------------------------
/s/ Daniel E. Burton                                  Kevin J. Carr
-------------------------                             Vice President
Daniel E. Burton
Assistant Secretary

         I, Kevin J. Carr, Vice President of Hartford Series Fund, Inc., hereby acknowledge, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and I further certify that, to the best of my knowledge, information, and belief, these matters and facts are true in all material respects, under the penalties of perjury.


                                                      Kevin J. Carr
                                                      ----------------------
                                                      Kevin J. Carr